UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	CXDC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2020, China XD Plastics Company Limited (the “Company”) announced that Qingwei Ma, Feng Li and Xin Li resigned from the Company’s Board of Directors (the “Board”), and that Huiyi Chen and Guanbao Huang had accepted the appointments to fill the vacancies created by the resignations of Qingwei Ma, Feng Li, and Xin Li. Prior to his resignation, Mr. Xin Li served as the chairman of the Audit Committee and a member of the Nominating Committee of the Board. Mr. Feng Li served as the chairman of the Compensation Committee, a member of the Audit Committee and a member of the Nominating Committee. Mr. Ma was the Chief Operating Officer and an executive director of the Board, and will continue to serve as the Chief Operating Officer of the Company after his resignation from the Board. Mr. Feng Li, Mr. Xin Li, and Mr. Ma all indicated that their decisions to resign from the Company’s Board were based on personal reasons. There was no disagreement between Mr. Feng Li and the Company, Mr. Xin Li and the Company, or Mr. Ma and the Company on any matters relating to the Company's operations, policies or practices which resulted in their resignations.

The written notices of resignation of Mr. Xin Li, Mr. Feng Li, and Mr. Qingwei Ma were received on January 1, 2020 and accepted by the Board on January 2, 2020. On January 2, 2020, the Board appointed Huiyi Chen and Guanbao Huang to serve as directors of the Company. The Board appointed Mr. Chen as the chairman of the Audit Committee of the Board and a member of the Nominating Committee of the Board. The Board also appointed Mr. Huang as the chairman of the Compensation Committee and a member of the Audit Committee of the Board.

Mr. Huang has been engaged in the teaching and research of polymer materials for more than twenty years. His research areas include polyester synthesis and modification, resin-based fiber reinforced materials, and cellulose processing. Mr. Huang has published more than 50 academic papers and co-authored or translated three books, and has been the associate professor of Beijing Institute of Fashion Technology since 1994. Mr. Huang’s project on “High Viscosity Polyester Chip” won the third prize of National Science and Technology Progress Award in 1993, and his project on “Disperse Dyes Atmospheric Pressure Dyeable Copolyether Ester (EDDP-1) and Fiber” won the second prize of Beijing Municipal Science and Technology Progress in 1999. In 1997, Mr. Huang received the first prize of the first Hong Kong Sang Ma Foundation Science and Technology Award. He currently served as the deputy chairman of Beijing Chaoyang District Committee, China Democratic National Construction Association, and the director for Liyang Huajing Polyester Green Catalyst Co., Ltd. and the director of Shaanxi Zhongxin Biodegradable Materials Co., Ltd.

Mr. Chen has extensive experience in financial management in the banking industry. He has held supervisory and management positions in the Industrial and Commercial Bank of China Limited, the People’s Bank of China, and the Bank of Communication, respectively. From 2000 to 2016, Mr. Chen served as a credit officer and vice president of the Heilongjiang Branch of the Bank of Communication. He was the president of the Harbin Branch of the Bank of Communication from 1999 to 2000. From 1986 to 1999, Mr. Chen worked in the People’s Bank of China and served as the deputy director for the Heilongjiang Branch and the Shenyang Branch, the vice president for the Qiqihar Center Branch, and the vice president and the president of the Fuyu County Branch. From 1984 to 1986, Mr. Chen served as the vice president for the Industrial and Commercial Bank of China’s Fuyu County Branch. Mr. Chen graduated from Heilongjiang Banking Professional School in 1983.

The Board has determined that Mr. Chen qualifies as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K and satisfies the “independence” requirement for independent directors under Rule 5605(c)(2)(A) and Rule 5605(a) of the listing standards of the Nasdaq Stock Market, respectively. The Company believes that with the appointment of Mr. Chen to the Audit Committee, the Company will stay compliant with Rule 5605(c) of the listing standards of the Nasdaq Stock Market.

The Board has also determined that Mr. Huang satisfies the “independence” requirement for independent directors and for audit committee and compensation committee members as defined in Rule 5605(a)(2), Rule 5605 (c) and Rule 5605(d) of the listing standards of The Nasdaq Stock Market, respectively, and that Mr. Huang is financially literate and sophisticated. The Company believes that with the appointment of Mr. Huang to the Audit Committee and the Compensation Committee, the Company will stay compliant with Rule 5605(c) and Rule 5605 (d) of the listing standards of the Nasdaq Stock Market.

There is no family relationship between Mr. Chen and any of the executive officers or directors of the Company, nor is there any family relationship between Mr. Huang and any of the executive officers or directors of the Company. There is no arrangement or understanding between Mr. Chen and other persons, or between Mr. Huang and other persons pursuant to which Mr. Chen or Mr. Huang were elected as directors of the Board. For the fiscal years ended December 31, 2018 and 2019, there had been no transaction to which the Company was a party in which Mr. Chen or Mr. Huang or any member of their immediate family had a direct or indirect material interest, nor is there any currently proposed transition to which the Company is to be a party in which Mr. Chen or Mr. Huang or any member of their immediate family will have a direct or indirect material interest.

In connection with Mr. Chen and Mr. Huang’s appointments to the Board, the Company entered into a service agreement with each of them, pursuant to which Mr. Chen is entitled to receive cash compensation of $5,000 per month, and Mr. Huang is entitled to receive cash compensation of RMB10,000 per month.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Service Agreement with Huiyi Chen
10.2	Service Agreement with Guanbao Huang
99.1	Press Release dated January 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2020

CHINA XD PLASTICS COMPANY LIMITED

By: /s/ Jie HAN

Name: Jie HAN

Title: Chief Executive Officer